EXHIBIT 10.2.8
                              CALPINE CORPORATION
                              Employment Agreement

     This Employment Agreement (this 'Agreement') has been entered into, effective as of August 1, 1999, between CALPINE CORPORATION, a Delaware corporation (the 'Company'), and Thomas R. Mason ('Executive') to provide for the employment of Executive on the terms and conditions set forth herein.

     WHEREAS, Executive has served as Executive Vice President of the Company since August 1999; and

     WHEREAS, the Company wishes to assure itself of the continued employment efforts of Executive for the period provided in this Agreement, and Executive is willing to continue to serve in the employ of the Company on a full-time basis for said period upon the terms and conditions hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, intending to be legally bound, the Company and Executive agree as follows:

          1. Definitions. The capitalized terms in this Agreement shall have the meanings set forth in this Agreement or in Appendix A hereto.

          2. Employment. The Company hereby employs Executive, and Executive hereby accepts such employment by the Company, upon the terms and conditions herein provided.

          3. Term of Employment. Executive's employment with the Company pursuant to this Agreement shall commence on August 1, 1999 and shall continue through July 31, 2004, unless such employment is sooner terminated or subsequently extended as hereinafter provided. The Company and Executive may agree to extend the Employment Period beyond the initial term upon the terms and conditions of this Agreement or upon other terms, but neither the Company nor Executive is under any obligation to do so. The period during which this Agreement continues in effect shall constitute the 'Employment Period'.

          4. Positions and Responsibilities.

               (a) Position. During the Employment Period, Executive shall serve as the Company's Executive Vice President and shall be responsible for leading the Company's construction management and operations business, reporting to the Chief Executive Officer (CEO) of the Company.

               (b)  Duties.  During the  Employment  Period,  and subject to the control of the CEO, Executive shall have general executive powers and active management and supervision over the construction management and operations affairs of the Company and shall perform such other executive and/or administrative duties consistent with the office of Executive Vice President as from time to time may be assigned to Executive by the CEO, but subject to the conditions in this Agreement. Executive shall devote substantially Executive's full business time and attention to, and exert Executive's best efforts in, the performance of Executive's duties hereunder, so as to promote the business of the Company. Executive agrees that, during Executive's employment with the Company, Executive will not provide consulting services to or become an employee of, any other firm or person engaged in a business in any way competitive with the Company.

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          5.  Compensation.  For all services rendered by Executive  pursuant to this Agreement, the Company shall pay Executive, and Executive agrees to accept, the salary, bonuses and other benefits described below in this
     Section 5.

               (a) Salary. The Company shall pay Executive an annual base salary ('Base Salary') as determined by the CEO in accordance with this
          Section 5, payable at periodic intervals in accordance with the Company's payroll practices for salaried employees. Executive's Base Salary as of the effective date hereof is three hundred thousand dollars ($300,000.00) per annum. In accordance with Section 5(c) hereof, the amount of the Base Salary shall be reviewed by CEO and approved by the Board of Directors, if required, on at least an annual basis, and any increases will be effective as of the date determined appropriate by the CEO. Executive's Base Salary may be increased for any reason, including to reflect inflation or such other adjustments as the CEO may deem appropriate; provided, however, that Executive's Base Salary, as currently in effect as stated above or as so increased, may not be subsequently decreased, except with the prior written consent of Executive.

               (b) Bonuses. In addition to Base Salary, Executive shall be entitled to receive, for each fiscal year of the Company ending with or within the Employment Period, an annual bonus ('Bonus'), whether pursuant to a formal bonus or incentive plan or program of the Company. or otherwise. Subject to this Section 5(b) and Section 5(c) hereof, such Bonus shall be based on such criteria as are in good faith deemed appropriate by CEO. Any Bonus earned by Executive for service or performance rendered in any fiscal year within the Employment Period shall be paid to Executive in accordance with the applicable plan or program and the Company's policies governing such matters. For the year ending December 31, 1999 and for all future years hereunder, Executive shall be entitled to participate in and receive a Bonus in accordance with the terms and conditions set forth in the Company's Annual Management Incentive Plan provided, however, that the target bonus for Executive as set forth in the current Annual Management Incentive Plan shall be sixty percent (60%). In the event of Executive's death or Disability during the Employment Period, the Company shall pay to Executive or Executive's estate the pro rata portion of the Bonus that Executive would have earned in respect of the portion of the year prior to Executive's death or Disability.

               (c) Annual Compensation Review. Notwithstanding anything herein to the contrary, Executive's compensation, consisting of salary, bonus and stock option grants, shall be reviewed annually by the CEO.

               (d) Life Insurance. During the Employment Period, the Company shall provide to Executive a life insurance policy in accordance with the terms of the current policy maintained by the Company for Executive, as further described in Section 8(b).

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               (e) Health Care. During the Employment Period, Executive shall be eligible to participate in any health insurance programs and medical plans available to officers or employees of the Company.

               (f) Participation in Benefit and Equity Compensation Plans. During the Employment Period, Executive shall be eligible to receive all benefits, including those under equity participation and bonus programs, to which key employees are or become eligible under such plans or programs as may be established by the Company. In addition to any other plans or programs established by the Company, Executive shall be entitled to participate in the Company's 1996 Stock Incentive Plan and any similar or replacement plan or program (the 'Stock Option Program').

               (g) 401(k) Plan Benefits. In addition to the other benefits to which Executive shall be entitled to under this Agreement, Executive shall be entitled to participate in the Company's 401(k) Plan and shall be entitled to receive the full benefit of contributions to be made by the Company for the benefit of Executive under the terms of the 401(k) Plan.

          6. Vacation. During the Employment Period, Executive shall be entitled to vacation in accordance with the Company's Vacation Policy in effect for executives. In no event shall such entitlement be less than twenty (20) business days in each year, with full salary. Furthermore, Executive shall accrue paid vacation benefits during the Employment Period in accordance with the Company's Vacation Policy in effect for executives.

          7. Indemnification. The Company shall indemnify Executive pursuant to the provisions of the Company's Articles of Incorporation and Bylaws to the fullest extent of California law and all other applicable law, and shall provide Executive with indemnification pursuant to the Company's standard indemnification agreement and any director's and officer's liability insurance policy maintained by the Company.

          8. Benefits Payable Upon Disability or Death.

               (a) Disability Benefits. In the event of the Disability of Executive, the Company shall continue to pay Executive the salary payable to Executive in accordance with Section 5 hereof during the period of Executive's Disability; provided, however, that, in the event that Executive is disabled for a continuous period exceeding six
          (6) calendar months, the Company may elect at the expiration of this six (6) month period to terminate this Agreement and pay Executive the greater of (i) Executive's available monthly benefits from any existing Company-sponsored long-term disability plan; or (ii) sixty seven percent (67%) of the salary provided in Section 5(a) for the duration of the Employment Period.

               (b) Death Benefits. In the event of Executive's death during Executive's Disability or otherwise during the Employment Period, the Company shall cause payment to be made to Executive's most recently designated beneficiary (which, absent specific designation of a beneficiary for purposes of this provision, shall be Executive's most recently designated beneficiary under the Company's group life insurance program) a sum equal to three (3) times Executive's Base Salary. This obligation of the Company shall be discharged to the extent benefits are actually paid pursuant to the Company's group life insurance program, with the balance of said obligation to be discharged either by a cash payment from the Company, or, if the Company so elects, by supplementary life insurance policies to be obtained and maintained by the Company.

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          9. Severance Benefits.

               (a) Termination of Employment. In the event Executive's employment terminates for any reason, except as provided in Section 9(b) in connection with a Change of Control, then Executive shall be entitled to receive severance benefits as follows:

                    (i) Voluntary Resignation. If Executive's employment terminates by reason of Executive's voluntary resignation (and such termination is not an Involuntary Termination or a termination for Cause), then Executive shall not be entitled to receive severance or other benefits except for those (if any) to which Executive may be entitled under this Agreement or any separate agreement with the Company or as may then be established under the Company's then existing severance and benefit plans and policies at the time of such termination.

                    (ii)  Involuntary  Termination  Other  Than  For  Cause.  If
               Executive's employment is terminated as a result of an Involuntary Termination other than for Cause, then the following severance benefits shall be paid or otherwise provided to
               Executive: (A) the Company shall pay to Executive in the form of a lump sum payment, in cash, a severance payment equal to the lesser of (I) three (3) times Executive's Base Salary or (II) Executive's Base Salary multiplied by the sum of (x) the number of years (or any portion thereof, calculated on a daily basis) remaining under this Agreement had Executive's employment not been terminated, plus (y) an additional one-half year, however, in no event shall such payment equal less than 100% of Executive's Base Salary, which shall be paid to Executive within ten (10) days after the date of termination; (B) until the earlier of (I) the date this Agreement would otherwise have terminated had Executive's employment not been terminated (the 'Remaining Term') or (II) the expiration of the three (3) year period measured from the date of Executive's termination of employment. The Company shall at its sole cost and expense provide Executive (and Executive's eligible dependents, if any) with life, disability, and medical insurance benefits substantially similar to those benefits that Executive (and Executive's dependents) were receiving immediately prior to Executive's termination of employment; provided, however, that the benefits otherwise receivable by Executive pursuant to this
               Section 9(a)(ii)(B) shall be reduced to the extent comparable benefits are concurrently received by Executive (or Executive's dependents) pursuant to a similar plan or program of another employer, and any such other benefits actually received by Executive (or Executive's dependents) must be reported to the Company; and provided further, however, that the insurance coverage provided by the Company pursuant to this Section 9(a)(ii)(B) shall be in lieu of any other continued coverage to which Executive or Executive's dependents would otherwise, at Executive's own expense, be entitled in accordance with the requirements of Internal Revenue Code of 1986, as amended ('Code'), Section 4980B ('COBRA'), by reason of Executive's termination of employment; (C) all stock options, warrants, rights and other Company stock-related awards granted to Executive by the Company that would otherwise have vested or become exercisable at any time in the future shall become fully vested and nonforfeitable upon the date of Executive's termination of employment, the Company's repurchase rights, if any, with respect to those vested shares shall immediately lapse, and each such stock option, to the extent vested, shall remain exercisable for the vested option shares until the expiration or sooner termination of the option term in accordance with the provisions of the agreement evidencing such option; and (D) the Company shall pay or reimburse Executive for any and all expenses incurred by Executive for outplacement services selected by the Executive and approved by the Company, which approval will not be unreasonably withheld, until the earlier of (I) the first anniversary of the date of termination of employment or (II) the date on which Executive commences employment with another employer.

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                    (iii)  Termination for Cause.  If Executive's  employment is terminated for Cause, then Executive shall not be entitled to receive any severance payments or other severance benefits under this Section 9. Executive's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with the requirements of COBRA.

               (b) Termination As a Result of a Change of Control. If Executive's employment with the Company is terminated as a result of a Change of Control then Executive shall be entitled to receive severance benefits as follows:

                    (i) Voluntary Resignation. If as a result of a Change of Control, Executive's Base Salary is reduced within twelve (12) months of the Change of Control and, or, Executive's position is relocated to a place more than one hundred (100) miles from the Executive's current place of employment within six (6) months of the Change of Control, and as a result of these changes Executive's employment terminates by reason of voluntary resignation (and such termination is not an Involuntary Termination or a Termination for Cause), then the following severance benefits shall be paid or otherwise provided to
               Executive: (A) the Company shall pay to Executive in the form of a lump sum payment, in cash, a severance payment equal to the lesser of (I) two (2) times Executive's Base Salary or (II) Executive's Base Salary multiplied by the sum of (x) the number of years (or any portion thereof, calculated on a daily basis) remaining under this Agreement had Executive's employment not been terminated, plus (y) an additional one-half year, however, in no event shall such payment equal less than 100% of Executive's Base Salary, which shall be paid to Executive within ten (10) days after the date of termination; (B) until the earlier of (I) the date this Agreement would otherwise have terminated had Executive's employment not been terminated (the 'Remaining Term') or (II) the expiration of the three (3) year period measured from the date of Executive's termination of employment. The Company shall at its sole cost and expense provide Executive (and Executive's eligible dependents, if any) with life, disability and medical insurance benefits substantially similar to those benefits that Executive (and Executive's dependents) were receiving immediately prior to Executive's termination of employment; provided, however, that the benefits otherwise receivable by Executive pursuant to this subsection 9(b)(i)(B) shall be reduced to the extent comparable benefits are concurrently received by Executive (or Executive's dependents) pursuant to a similar plan or program of another employer, and any such other benefits actually received by Executive (or Executive's dependents) must be reported to the Company; and provided further, however, that the insurance coverage provided by the Company pursuant to this Section 9(b)(i)(B) shall be in lieu of any other continued coverage to which Executive or Executive's dependents would otherwise, at Executive's own expense, be entitled accordance with the requirements of COBRA by reason of Executive's termination of employment; and (C) all stock options, warrants, rights and other Company stock-related awards granted to Executive by the Company that would otherwise have vested or become exercisable at any time in the future shall become fully vested and nonforfeitable upon the date of Executive's termination of employment, the Company's repurchase rights, if any, with respect to those vested shares shall immediately lapse, and each such stock option, to the extent vested, shall remain exercisable for the vested option shares until the expiration or sooner termination of the option term in accordance with the provisions of the agreement evidencing such option.

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                    (ii) Involuntary  Termination  Other Than For Cause. If as a
               result of a Change of Control and within twelve (12) months of a Change of Control Executive's employment is terminated as a result of an Involuntary Termination other than for Cause, then the Company shall pay or otherwise provide to Executive the severance benefits described in Section 9(a)(ii) hereof.

                    (iii) Termination for Cause. If Executive's employment is terminated for Cause, then Executive shall not be entitled to receive any severance payments or other severance benefits under this Section 9. Executive's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination.

                    (iv) Involuntary  Termination  Other Than For Cause. If as a
               result of a Change of Control and within twelve (12) months of a Change of Control Executive's employment is terminated as a result of an Involuntary Termination other than for Cause, then the Company shall pay or otherwise provide to Executive the severance benefits described in Section 9(a)(ii) hereof.

               (c) Parachute Payments. If all or any portion of the amounts payable to Executive under this Agreement or otherwise are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the 'Code') (or similar state tax and/or assessment), Company shall pay to Executive an amount necessary to place Executive in the same after tax position as Executive would have been in had no such excise tax been imposed. The amount payable pursuant to the preceding sentence shall be increased to the extent necessary to pay income and excise taxes due on such amount. The determination of the amount of any such additional amount shall be made by the independent accounting firm then employed by the Company.

          10. Nondisclosure of Proprietary Information and Company Documents and Materials.

               (a) Executive understands that the Company possesses and will possess Proprietary Information which is important to its business. All Proprietary Information is and shall be the sole property of the Company. Executive understands that Executive's employment creates a relationship of confidence and trust between the Company and Executive with respect to Proprietary Information. At all times, both during Executive's employment by the Company and after its termination, Executive shall keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of the CEO, except as may be necessary in the ordinary course of performing Executive's duties to the Company.

               (b) Executive understands that the Company possesses or will possess Company Documents and Materials which are important to its business. All Company Documents and Materials are and shall be the sole property of the Company. Executive agrees that during Executive's employment by the Company, Executive will not remove any Company Documents and Materials from the business premises of the Company or deliver any Company Documents and Materials to any person or entity outside the Company, except as Executive is required to do in connection with performing the duties of Executive's employment. Executive agrees that, immediately upon the termination of Executive's employment by Executive or by the Company for any reason, or during Executive's employment if so requested by the Company, Executive will return all Company Documents and Materials, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (i) Executive's personal copies of records relating to Executive's compensation; (ii) Executive's personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) Executive's copy of this Agreement.

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          11.  Non-Solicitation  of Company  Employees.  During the term of this
     Agreement and for a period of twelve (12) months thereafter, the Executive agrees to not encourage or solicit any employee of the Company to leave the Company for any reason or to accept employment with any other company. As part of this restriction, the Executive agrees to not interview or provide any input to any third party regarding any such person during the period in question. However, this obligation shall not affect any responsibility the Executive has with respect to the bona fide hiring and firing of Calpine personnel.

          12. Consulting. Executive and the Company may, but are not required to, enter into an agreement pursuant to which Executive will provide consulting services to the Company after the date of Executive's retirement or termination. Any consulting fees paid to Executive will be in addition to any retirement or severance payments.

          13. Failure to Comply. If, for any reason other than Executive's death, Disability or Involuntary Termination, Executive shall cease to render services as required by this Agreement without the written consent of the Company, or if Executive shall breach the provisions of Sections 10 or 11 hereof, then, Executive will thereby relinquish all rights to any benefits hereunder, including future salary payments and death benefits, and the Company shall reserve whatever rights, if any, it may have against Executive under this Agreement or otherwise.

          14. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) or to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and shall perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Executive's rights hereunder shall inure to the benefit of, and be enforceable by, Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          15. Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to Executive shall be addressed to Executive at the home address from which Executive most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notice shall be directed to the attention of its Secretary.

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          16. Miscellaneous Provisions.

               (a) No Duty to Mitigate. Executive shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by earnings that Executive may receive from any other source.

               (b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer or representative of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision of another time.

               (c)  Whole   Agreement.   No   agreements,   representations   or
          understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

               (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

               (e) Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity of unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

               (f) Arbitration. Any dispute or controversy arising under or in connection with this Agreement may be settled by arbitration in the County of San Francisco, California, in accordance with the rules of the American Arbitration Association then in effect. Such arbitration proceedings shall be nonbinding and any claim with respect to this Agreement, whether or not previously the subject of an arbitration proceeding, may be brought in any court of competent jurisdiction.

               (g)  Employment   Taxes.  All  payments  made  pursuant  to  this
          Agreement will be subject to withholding of applicable income and employment taxes.

               (h) Assignment by Company. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company; provided, however, that if there is any such assignment, the Company will guarantee all payments and the performance of all obligations under this Agreement. In the case of any such assignment, the term 'Company' when used in a section of this Agreement shall mean the corporation or other entity that actually employs Executive.

               (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          16. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as of the date hereof and supersedes any prior understandings, agreements, or representations by or between the Company and the Executive, written or oral, to the extent that they have related in any way to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement this day and year first above written.

CALPINE CORPORATION:                   EXECUTIVE:



By: /s/ Peter Cartwright               /s/ Thomas R. Mason
    ---------------------------        ------------------------
    Peter Cartwright, President,       Thomas R. Mason
    Chief Executive Officer and        Executive Vice President
    Chairman of the Board

                                   APPENDIX A

                                   Definitions


     Cause. 'Cause' shall mean (i) material breach of any material terms of this Agreement, (ii) conviction of a felony, (iii) repeated unexplained or unjustified absence, (iv) willful breach of fiduciary duty under this Agreement, or (v) failure to meet the Company's standards of competence and job performance.

     Change of Control. 'Change of Control' shall mean the occurrence of any of the following events:

          (i) a change in ownership or control of the Company effected through either of the following transactions:

               (A) any 'person' (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act')), other than the Company's current stockholder or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their ownership of the Company's stock, becomes the 'beneficial owner' (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total combined voting power of the Company's then outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept; or

               (B) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that the majority of the members of the Board ceases to be comprised of individuals who are Continuing Members; for such purpose, a 'Continuing Member' shall mean an individual who is a member of the Board on the date of this Agreement and any successor of a Continuing Member who is elected to the Board or nominated for such election by action of a majority of Continuing Members then serving on the Board; or

               (ii) either of the following stockholder-approved transactions to which the Company is a party:

                    (A) a merger or  consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                    (B)  the  sale,   transfer   or  complete   liquidation   or
               dissolution of the Company of all or substantially all of the Company's assets.

     Company Documents and Materials. 'Company Documents and Materials' shall mean documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents, media or items have been prepared by Executive or others.

     Disability. 'Disability' shall mean the inability of Executive to perform all the material duties of Executive's position as determined by an independent physician selected with the approval of the Company and Executive.

     Involuntary Termination. 'Involuntary Termination' shall mean termination by the Company of Executive's employment for any reason other than for Cause, and shall include Executive's voluntary resignation following (i) the material breach by the Company of one or more of its obligations under this Agreement which are not otherwise corrected within ten (10) days following Executive's written notice to the Company of such breach, or the Executive's annual base salary is materially reduced.

     Proprietary Information. 'Proprietary Information' shall mean information that was developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company, which has commercial value in the Company's business; including, but not limited to, trade secrets, designs, technology, know-how, processes, data, ideas, techniques, inventions (whether patentable or not), works of authorship, formulas, business and development plans, customer lists, software programs and subroutines, source and object code, algorithms, terms of compensation and performance levels of Company employees, and other information concerning the Company's actual or anticipated business, research or development, or which is received in confidence by or for the Company from any other person.

                    PROMISSORY NOTE SECURED BY DEED OF TRUST


$500,000                                                          June ---, 1999
                                                  Santa Clara County, California


     FOR VALUE RECEIVED,  the undersigned Thomas R. Mason ('Employee') and Debra
J. Mason, husband and wife (together 'Maker'), hereby promises to pay to CALPINE CORPORATION, a Delaware corporation, or order ('Payee') at 50 West San Fernando Street, California 95113, Attn.: General Counsel, or at such other place or to such other party as Payee may from time to time designate, on the date that is the fifth (5th) anniversary from the date hereof, the principal sum of FIVE HUNDRED THOUSAND DOLLARS AND 00/100 ($500,000), which amount shall not bear interest, in lawful money of the United States of America and in immediately available funds.

     This Note is secured by that certain Deed of Trust and Assignment of Rents (Modified Long Form Acceleration Clause) of even date herewith (the 'Deed of Trust'), encumbering the property commonly known as 55 Starmont Lane, Danville, California 94526 and more particularly described in the Deed of Trust (the 'Property').

          (i) Prepayments. Maker reserves the right to prepay the outstanding principal amount of this Note in full or in part at any time during the term of this Note without notice and without premium or penalty.

          (ii) Due on Sale. In the event that the Property or any portion thereof, or any interest therein is sold, agreed to be sold, conveyed or alienated by Maker, by operation of law or otherwise, the outstanding principal amount of this Note, irrespective of the maturity date set forth herein shall, at the option of Holder and without demand or notice, immediately become due and payable.

          (iii) Purpose of Loan, Non-transferability, Use of Loan Proceeds, Certification of Borrower. Employee is acquiring certain real property located in the City of Danville, Contra Costa County, California (the 'New Residence'). The New Residence is being acquired in connection with the transfer of Employee to a 'new principal place of work' as defined in Internal Revenue Code Section 217(c). This Note and the benefits of the interest arrangements hereunder are not transferable by Maker and are conditioned on the future performance of substantial services by Employee. The proceeds of this Note shall be used only to purchase the New Residence which is the new 'principal residence' of Maker within the location of Employee's new principal place of work as such term is described in Treasury Regulation 1.217-2(b)(8). Maker certifies to Payee that Maker reasonably expects to be entitled to, and will itemize, deductions for each year that the loan is outstanding.

          (iv) Events of Default and Remedies. Any one of the following occurrences shall constitute an 'Event of Default' under this Note:

               (a) Maker fails to make payment of the full principal amount of this Note as and when the same becomes due and payable in accordance with the terms hereof.

               (b) Maker becomes insolvent or bankrupt, commits any act of bankruptcy, generally fails to pay its debts as they become due, becomes the subject of any proceedings or action of any regulatory agency or any court relating to insolvency, or makes an assignment for the benefit of creditors, or enters into any agreement for the composition, extension, or readjustment of all or substantially all of Maker's obligations.

               (c) An event of default occurs under the Deed of Trust.

               (d) Employee voluntarily resigns from employment with Payee.

                    Upon the occurrence of any Event of Default  hereunder,  the entire unpaid principal balance, together with all accrued interest of this Note, shall, at the option of the Payee and without notice or demand of any kind to Maker or any other person, immediately become due and payable, and such amount shall, at the option of Holder, bear interest at the rate of ten percent (10%) (the 'Default Rate'), until paid, such interest to be compounded annually and Payee shall have and may exercise any and all rights and remedies available to it at law or in equity.

          (v) Attorneys' Fees and Costs. Maker promises to pay on demand all out-of-pocket costs of and expenses of Payee in connection with the collection of amounts due hereunder, including, without limitation, attorneys' fees and expenses incurred in connection therewith, whether or not any lawsuit is ever filed with respect thereto.

          (vi) Miscellaneous.

               (a) Waiver. Maker waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Note. No extension of time for the payment of this Note shall affect the original liability under this Note of Maker. The pleading of any statute of limitations as a defense to any demand against Maker is expressly waived by Maker to the full extent permitted by law.

               (b) Setoff. The obligation to pay Payee shall be absolute and unconditional and the rights of Payee shall not be subject to any defense, setoff, counterclaim or recoupment or by reason of any indebtedness or liability at any time owing by Payee to Maker.

               (c) Payment Notice. This Note is subject to Section 2966 of the California Civil Code, which provides that the Payee of this Note shall give written notice to Maker, or Maker's successor in interest, of prescribed information at least ninety (90) days and not more than one hundred fifty (150) days before any balloon payment is due.

               (d) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California. This Note has been delivered to Payee and accepted by Payee in the State of California. If there is a lawsuit on this Note, Maker shall submit, at Payee's request, to the jurisdiction of the courts of Santa Clara County, California.

               (e) Successors and Assigns. This Note shall inure to the benefit of Payee and its successors and assigns. The obligations of Maker hereunder shall not be assignable.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date first above written.


                                                   MAKER



                                                   /s/ Thomas R. Mason
                                                   -----------------------
                                                   Thomas R. Mason


                                                   /s/ Debra J. Mason
                                                   -----------------------
                                                   Debra J. Mason